                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

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                            SERIES 2004-1 SUPPLEMENT

                          Dated as of January 21, 2004

                                       to

                         AMENDED AND RESTATED INDENTURE

                            Dated as of April 6, 2000

                          WORLD OMNI MASTER OWNER TRUST

                                    as Issuer

                                       and

                            BNY MIDWEST TRUST COMPANY

                              as Indenture Trustee

                           ___________________________

                          WORLD OMNI MASTER OWNER TRUST
                               SERIES 2004-1 NOTES


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                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS ...............................................................     1

ARTICLE II CREATION OF THE SERIES 2004-1 NOTES ......................................    11
   SECTION 2.01 Designation .........................................................    11

ARTICLE III SERVICING FEE ...........................................................    11
   SECTION 3.01 Servicing Compensation ..............................................    11

ARTICLE IV RIGHTS OF SERIES 2004-1 NOTEHOLDERS AND ALLOCATION AND
            APPLICATION OF COLLECTIONS ..............................................    12
   SECTION 4.01 Daily Allocations; Payments to Certificateholders ...................    12
   SECTION 4.02 Monthly Interest ....................................................    13
   SECTION 4.03 Establishment of the Series 2004-1 Accounts .........................    14
   SECTION 4.04 Application of Noteholder Non-Principal Collections,
                 Investment Proceeds and Available Noteholder Principal
                 Collections ........................................................    16
   SECTION 4.05 Distributions to Series 2004-1 Noteholder ...........................    17
   SECTION 4.06 Application of Reserve Fund and Available Subordinated Amount .......    17
   SECTION 4.07 Noteholder Charge-Offs ..............................................    19
   SECTION 4.08 Excess Principal Collections ........................................    19
   SECTION 4.09 Accumulation Period Length; Accumulation Period Commencement Date ...    19
   SECTION 4.10 Amortization Period Commencement Date; Amortization Period ..........    19
   SECTION 4.11 Excess Funding Account ..............................................    19

ARTICLE V DISTRIBUTIONS AND REPORTS TO SERIES 2004-1 NOTEHOLDERS ....................    20
   SECTION 5.01 Distributions .......................................................    20
   SECTION 5.02 Reports and Statements to Series 2004-1 Noteholders .................    20

ARTICLE VI EARLY AMORTIZATION EVENTS ................................................    22
   SECTION 6.01 Additional Early Amortization Events ................................    22
   SECTION 6.02 Recommencement of the Revolving Period ..............................    23

ARTICLE VII OPTIONAL REDEMPTION .....................................................    24
  SECTION 7.01  Optional Redemption .................................................    24

ARTICLE VIII FINAL DISTRIBUTIONS ....................................................    24
   SECTION 8.01 Acquisition of Notes Pursuant to Section 10.1 of the Indenture;
                 Distributions Pursuant to Section 7.01 of this Series Supplement
                 or Section 8.04  of the Indenture ..................................    24
   SECTION 8.02 Disposition of Principal Receivables Pursuant to Section 5.4
                 of the Indenture ...................................................    25

                                       i

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
ARTICLE IX MISCELLANEOUS PROVISIONS .................................................    26
   SECTION 9.01 Ratification of Agreement ...........................................    26
   SECTION 9.02 Counterparts ........................................................    26
   SECTION 9.03 Change in Indenture Trustee .........................................    26
   SECTION 9.04 GOVERNING LAW .......................................................    26
   SECTION 9.05 Rights of the Indenture Trustee .....................................    26
   SECTION 9.06 Limitations of Owner Trustee Liability ..............................    26
   SECTION 9.07 Supplemental Indentures Without Consent of Noteholders ..............    26
   SECTION 9.08 Supplemental Indentures With Consent of Noteholders .................    28

                                    EXHIBITS

Exhibit A    Form of Series 2004-1 Note
Exhibit B    Form of Monthly Payment Date Statement

                                    SCHEDULES

Schedule 1   Series 2004-1 Accounts

                                       ii

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     THIS SERIES SUPPLEMENT, dated as of January 21, 2004 (as amended, supplemented or otherwise modified, this "Series Supplement") to the Amended and Restated Indenture dated as of April 6, 2000 (as amended, supplemented or otherwise modified, the "Indenture"), among World Omni Master Owner Trust (the "Issuer" or the "Trust") and BNY Midwest Trust Company, as Indenture Trustee (as indenture trustee and not in its individual capacity, the "Indenture Trustee").

     Section 2.1 of the Indenture provides that the Issuer may from time to time issue one or more new Series of Notes. The Principal Terms of any new Series of Notes are to be set forth in a Series Supplement. Pursuant to this Series Supplement, the Issuer and the Indenture Trustee shall create the Series 2004-1 Notes and specify the Principal Terms thereof. The Servicer is acknowledging this Series Supplement to agree to the terms hereof applicable to the Servicer.

                                    ARTICLE I

                                   DEFINITIONS

     (a) Whenever used in this Series Supplement, the following words shall have the following meanings:

     "Accumulation Period" means a period beginning at the close of business on the day immediately preceding the Accumulation Period Commencement Date and ending on the close of business of the earliest of (a) the date an Amortization Period or an Early Amortization Period commences and (b) the date the outstanding principal amount of the Series 2004-1 Notes is paid or provided for in full.

     "Accumulation Period Commencement Date" shall mean the first day of the Collection Period when the number of full Collection Periods remaining until the Expected Principal Payment Date first equals the Accumulation Period Length adjusted pursuant to Section 4.09 and shall not thereafter be changed; provided, however, that, if at any time after the July 2006 Payment Date, any other outstanding Series (other than any Excluded Series) shall have entered into an investment period or an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding Series shall have entered into its investment period or early amortization period and (ii) the Accumulation Period Commencement Date as previously determined.

     "Accumulation Period Length" shall mean, on any date of determination, a period calculated as of the July 2006 Payment Date and each Payment Date thereafter that occurs prior to the Accumulation Period Commencement Date, as the lesser of (i) the number of full Collection Periods between such Payment Date and the Expected Principal Payment Date and (ii) the product, rounded upwards to the nearest integer not greater than four, of (a) one divided by the lowest Monthly Payment Rate during the last 12 months and (b) a fraction, the numerator of which is the sum of (i) the Invested Amount as of such Payment Date (after giving effect to all changes therein on such date) and (ii) the invested amounts of all other Series (other than any Excluded Series) currently in their amortization or accumulation periods or expected to be in their amortization periods by the Expected Principal Payment Date and the denominator of which is the sum of such Invested Amount and the invested amounts as of such Payment Date

(after giving effect to all changes therein on such date) of all other outstanding Series (other than any Excluded Series) which are scheduled to be outstanding on the Expected Principal Payment Date.

     "Additional Noteholder Collections" shall mean, with respect to any Deposit Date, the sum of (a) the Additional Noteholder Non-Principal Collections for such Deposit Date and (b) the Additional Noteholder Principal Collections for such Deposit Date.

     "Additional Noteholder Non-Principal Collections" shall mean, for any Deposit Date, an amount equal to the product of (a) the excess of (i) the Certificateholder Percentage for such date over (ii) the Excess Certificateholder Percentage for such Deposit Date and (b) Allocable Non-Principal Collections for such Deposit Date; provided, however, that the Additional Noteholder Non-Principal Collections shall be zero for any Deposit Date on which the Available Subordinated Amount is zero.

     "Additional Noteholder Principal Collections" shall mean, for any Deposit Date, an amount equal to the sum of (a) the product of (i) the excess of (A) the Certificateholder Percentage for such Deposit Date over (B) the Excess Certificateholder Percentage for such date and (ii) Allocable Principal Collections for such Deposit Date and (b) amounts treated as Additional Noteholder Principal Collections pursuant to Section 4.04(a)(vi); provided, however, that the Additional Noteholder Principal Collections shall be zero for any Deposit Date on which the Available Subordinated Amount is zero.

     "Allocable Non-Principal Collections" shall mean, with respect to any day, the product of (a) the Series 2004-1 Allocation Percentage on such day and (b) the aggregate amount of Non-Principal Collections deposited in the Collection Account for such day.

     "Allocable Principal Collections" shall mean, with respect to any day, the product of (a) the Series 2004-1 Allocation Percentage on such day and (b) the aggregate amount of Principal Collections deposited in the Collection Account for such day.

     "Amortization Period" shall mean a period beginning on the close of business on the day immediately preceding the Amortization Period Commencement Date and ending on the earliest of (a) the date an Early Amortization Period commences and (b) the date the outstanding principal amount of the Series 2004-1 Notes is paid or provided for in full.

     "Amortization Period Commencement Date" shall mean, initially, April 1, 2006; provided, however, that on the Amortization Period Commencement Date then in effect, the Amortization Period Commencement Date will successively and automatically be extended by one month unless the Servicer elects to terminate such automatic extension by delivering a written notice to the Owner Trustee and the Indenture Trustee prior to the date on which the Amortization Period Commencement Date then in effect would be extended, terminating the automatic extension.

     "Assets Receivables Rate" shall mean, with respect to any Interest Period an amount equal to the product of: (a) the quotient obtained by dividing (i) 360 by (ii) the actual number of days elapsed in such period and (b) a fraction, (i) the numerator of which is the sum of (A) Noteholder Non-Principal Collections for the Collection Period immediately preceding the last day of such period (which for this purpose only is based on interest amounts billed to the Dealers which are due during such Collection Period) less the Noteholder Monthly Servicing Fee with respect to such immediately preceding Collection Period, to the extent not waived by the Servicer and (B) the Investment Proceeds to be applied on the Payment Date related to such period and
(ii) the denominator of which is the sum of (A) the product of the Floating Allocation Percentage, the Series Allocation Percentage and the weighted average Pool Balance (after giving effect to any charge-offs) for such immediately preceding Collection Period, (B) the weighted average of the Series 2004-1 Excess Funding Amount for such immediately preceding Collection Period, and (C) the weighted average of the principal balance on deposit in the Principal Funding Account for such Collection Period.

     "Available Noteholder Principal Collections" shall mean, with respect to any Deposit Date falling in the Accumulation Period, the Amortization Period or an Early Amortization Period, the sum of (a) Noteholder Principal Collections for such Deposit Date and (b) Series 2004-1 Excess Principal Collections allocated to cover any Principal Shortfall for such Deposit Date.

     "Available Subordinated Amount" means, on the Series Issuance Date, the Required Subordinated Amount and, on any subsequent day, an amount equal to the lesser of (x) the Required Subordinated Amount for that day and (y) the Available Subordinated Amount for the most recent Reset Date, minus (A) the Required Draw Amount with respect to any Payment Date occurring after that Reset Date, plus (B) the amount of Noteholder Non-Principal Collections and Investment Proceeds treated as a portion of Additional Noteholder Principal Collections in respect of Noteholder Defaulted Amounts and Monthly Dilution Amounts that had previously reduced the Available Subordinated Amount since the most recent Reset Date, minus (C) the Incremental Subordinated Amount for the most recent Reset Date, plus (D) the Incremental Subordinated Amount for such date of determination, plus (E) the Subordinated Percentage of the decrease in the Series Allocable Excess Funding Amount since the most recent Reset Date, minus
(F) the Subordinated Percentage of the increase in the Series 2004-1 Excess Funding Amount since the most recent Reset Date plus (G) any increase in the Required Subordinated Amount as a result of an increase in the Subordination Factor; provided, that the Certificateholders may, in their sole discretion, from time to time increase the Available Subordinated Amount for so long as the cumulative amount of such increase does not exceed the lesser of $6,177,500 or 1.765% of the Invested Amount.

     "Calculation Agent" shall mean the Indenture Trustee or any other Calculation Agent selected by the Transferor which is reasonably acceptable to the Indenture Trustee.

     "Carry-Over Amount" shall mean, if the Note Rate for any Payment Date is based on the Assets Receivables Rate, the sum of (a) the excess of (i) the amount of interest on the Series 2004-1 Notes that would have accrued in respect of the related Interest Period had interest been calculated based on LIBOR over
(ii) the amount of interest on the Series 2004-1 Notes actually accrued in respect of such Interest Period based on the Assets Receivables Rate and (b) the unpaid portion of any such excess from prior Payment Dates and interest accrued thereon at the Note Rate calculated on the basis of LIBOR.

     "Certificateholder Percentage" shall mean 100% minus (a) the Floating Allocation Percentage, when used with respect to Non-Principal Collections and Defaulted Amount at all times and Principal Collections during any Revolving Period, and (b) the Principal Allocation Percentage, when used with respect to Principal Collections during the Accumulation Period, the Amortization Period and during any Early Amortization Period.

     "Controlled Accumulation Amount" shall mean an amount equal to (1) the aggregate outstanding principal balance of the Series 2004-1 Notes as of the Payment Date immediately preceding the first date of the Accumulation Period (after giving effect to any changes therein on such date) less the portion of the Series 2004-1 Excess Funding Amount deposited into the Principal Funding Account divided by (2) the Accumulation Period Length.

     "Controlled Deposit Amount" shall mean, for any Deposit Date (i) during the Accumulation Period, the excess, if any, of (a) the product of the Controlled Accumulation Amount and the number of Payment Dates from and including the first Payment Date with respect to the Accumulation Period through and including the Payment Date related to the Collection Period during which the Deposit Date occurs (but not in excess of the Accumulation Period Length, expressed in number of months) over (b) the amount on deposit in the Principal Funding Account to make payments of principal on the Series 2004-1 Notes less the portion of the Series 2004-1 Excess Funding Amount deposited into the Principal Funding Account in respect of the Series 2004-1 Notes before giving effect to any withdrawals from or deposits to such account on such Deposit Date, but not more than the Invested Amount; provided, however, if Available Noteholder Principal Collections for that Deposit Date would otherwise be deposited into the Excess Funding Account so that the Pool Balance would not be less than the Required Pool Balance, the Controlled Deposit Amount for that Deposit Date shall be increased by an amount equal to the Available Noteholder Principal Collections that would have been so deposited into the Excess Funding Account, but not by more than the Invested Amount, and (ii) during the Amortization Period or an Early Amortization Period, the Invested Amount.

     "Deficiency Amount" shall have the meaning specified in Section 4.06(b).

     "Excess Certificateholder Percentage" shall mean, for any day, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Non-Principal Collections and Defaulted Amount at all times and Principal Collections during any Revolving Period, the sum of (i) the Floating Allocation Percentage with respect to such day and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the most recent Reset Date and the denominator of which is the product of (A) the Pool Balance as of the most recent Reset Date and (B) the Series 2004-1 Allocation Percentage for such day or (b) 100% minus, when used with respect to Principal Collections during the Accumulation Period, the Amortization Period and any Early Amortization Period, the sum of (i) the Principal Allocation Percentage with respect to such day and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the most recent Reset Date and the denominator of which is the product of (A) the Pool Balance as of the most recent Reset Date and (B) the Series 2004-1 Allocation Percentage for such day.

     "Excess Reserve Fund Required Amount" shall mean, for any Payment Date, an amount equal to the greater of (a) 5.0% of the initial principal balance of the Series 2004-1 Notes and (b) the excess of (i) the Available Subordinated Amount on the most recent Reset Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date) over
(ii) the excess of (x) the Series 2004-1 Allocation Percentage of the Pool Balance on the most recent Reset Date over (y) the Invested Amount on such Payment Date (after giving effect to changes therein on such Payment Date); provided, that the Excess Reserve Fund Required Amount shall not exceed the Available Subordinated Amount on the most recent Reset Date.

     "Expected Principal Payment Date" shall mean the December 2006 Payment
Date.

     "Floating Allocation Percentage" shall mean, with respect to any day, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the most recent Reset Date and the denominator of which is the product of (a) the Pool Balance as of such Reset Date and (b) the Series 2004-1 Allocation Percentage in respect of which the Floating Allocation Percentage is being calculated; provided, however, that, with respect to the first Reset Date, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount and the denominator of which is the product of (x) the Pool Balance on the Series Cut-Off Date and (y) the Series 2004-1 Allocation Percentage with respect to the Series Cut-Off Date.

     "Incremental Subordinated Amount" shall mean, for any day, the product of
(a) a fraction, the numerator of which is the sum of the Target Invested Amount and the Target Available Subordinated Amount and the denominator of which is the greater of (i) the Pool Balance or (ii) the sum of the amounts calculated as the numerator above for all outstanding series, in each case, on the most recent Reset Date and (b) the Trust Incremental Subordinated Amount for such day.

     "Initial Invested Amount" means $350,000,000.

     "Initial Payment Date" shall mean February 17, 2004.

     "Initial Reserve Fund Deposit Amount" shall mean $1,750,000.

     "Interest Period" shall mean, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the Initial Payment Date, the Series Issuance Date) to but excluding such Payment Date.

     "Invested Amount" shall mean, for any day, an amount equal to the Initial Invested Amount minus the amount, without duplication, of principal payments made to Series 2004-1 Noteholders or deposited to the Principal Funding Account in respect of the Series 2004-1 Notes prior to such date since the Series Issuance Date, minus the excess, if any, of the aggregate amount of Noteholder Charge-Offs for all Payment Dates preceding such date, over the aggregate amount of any reversals of Noteholder Charge-Offs for all Payment Dates preceding such date, minus the Series 2004-1 Excess Funding Amount for such day but limited to an amount that would reduce the Invested Amount to zero provided, however, if the Available Subordinated Amount is less than the Required Subordinated Amount as a result of an increase in the Subordination Factor (other than as a result of the occurrence of an Early Amortization Event) for a period of 15 consecutive days or the Pool Balance is less than the required Pool Balance as a result of an increase in the Subordination Factor or the Required Participation Percentage for a period of 30 consecutive days, the Invested Amount for purposes of calculating the Required Pool Balance for that date and any date thereafter during any period other than the Revolving Period shall be the Invested Amount calculated as of the last day of the Revolving Period.

     "Investment Proceeds" shall mean, with respect to any Payment Date, all interest and other investment earnings (net of losses and investment expenses) deposited into the Collection Account on the related Determination Date with respect to (a) funds on deposit in the Reserve Fund and the Principal Funding Account, (b) the Series 2004-1 Allocation Percentage of funds held in the Collection Account and (c) funds held in the Excess Funding Account with respect to the Series 2004-1 Excess Funding Amount, if any.

     "LIBOR" shall mean, with respect to any Interest Period, an amount established by the Calculation Agent and equal to the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Period immediately preceding such Interest Period.

     "LIBOR Business Day" shall mean a day on which banking institutions in New York, New York, Chicago, Illinois and London, England are not required or authorized by law to be closed.

     "LIBOR Determination Date" shall mean the second LIBOR Business Day prior to any Interest Period for which LIBOR is calculated by the Calculation Agent.

     "Monthly Dilution Amount" shall mean an amount equal to the Weighted Average Series Allocation Percentage for the related Collection Period of any Adjustment Payment required to be deposited into the Collection Account pursuant to the Trust Sale and Servicing Agreement with respect to the related Collection Period that has not been so deposited as of the related Determination Date.

     "Monthly Interest" shall have the meaning specified in Section 4.02.

     "Monthly Servicing Fee" shall have the meaning specified in Section 3.01.

     "Note Rate" will be equal to the lesser of (a) LIBOR plus 0.07% and (b) the Assets Receivables Rate for the related Payment Date.

     "Noteholder Charge-Offs" shall have the meaning specified in Section 4.07.

     "Noteholder Charge-Off Reversal Amount" shall have the meaning set forth in
Section 4.04.

     "Noteholder Defaulted Amount" shall mean, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the product of the Series 2004-1 Allocable Defaulted Amount for the related Collection Period and the Weighted Average Floating Allocation Percentage for the related Collection Period over
(b) the Incremental Subordinated Amount for that Payment Date.

     "Noteholder Monthly Servicing Fee" shall have the meaning specified in
Section 3.01.

     "Noteholder Non-Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the Allocable Non-Principal Collections (including any Series 2004-1 Allocable Miscellaneous Payments that are treated as Noteholder Non-Principal Collections pursuant to Section 4.01(e)) retained in the Collection Account pursuant to Section 4.01(b) on such Deposit Date.

     "Noteholder Principal Collections" shall mean, with respect to any Deposit Date falling in: (i) the Revolving Period, the sum of (a) the Floating Allocation Percentage of Allocable Principal Collections plus any Series 2004-1 Allocable Miscellaneous Payments that are treated as Noteholder Principal Collections and (b) for any Deposit Date that is also a Payment Date, the amount, if any, of Noteholder Non-Principal Collections, Investment Proceeds, funds in the Reserve Fund and Additional Noteholder Collections allocated to cover Noteholder Defaulted Amount or Monthly Dilution Amount or reverse Noteholder Charge-Offs and (ii) the Accumulation Period, the Amortization Period or an Early Amortization Period, the sum of (a) the Principal Allocation Percentage then in effect of Allocable Principal Collections plus any Series 2004-1 Allocable Miscellaneous Payments that are treated as Noteholder Principal Collections and (b) for any Deposit Date that is also a Payment Date, the amount, if any, of Noteholder Non-Principal Collections, Investment Proceeds, funds in the Reserve Fund and Additional Noteholder Collections allocated to cover the Noteholder Defaulted Amount or Monthly Dilution Amount or to reverse Noteholder Charge-Offs.

     "Principal Allocation Percentage" shall mean, with respect to any day, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the product of (x) the Pool Balance as of the last Reset Date and (y) the Series 2004-1 Allocation Percentage for the day in respect of which the Principal Allocation Percentage is being calculated.

     "Principal Commencement Date" shall mean the Payment Date in the month following the month in which the Amortization Period begins.

     "Principal Funding Account" shall have the meaning specified in Section
4.03.

     "Rating Agency" shall mean Moody's and Standard & Poor's.

     "Redemption Price" shall mean, with respect to any Payment Date, the sum of
(a) the aggregate outstanding principal balance of the Series 2004-1 Notes to be redeemed on the Determination Date preceding the Payment Date on which such redemption is to be made,(b) accrued and unpaid interest on the unpaid balance of the Series 2004-1 Notes (calculated on the basis of the outstanding principal balance of the Series 2004-1 Notes at the Note Rate as in effect during the applicable Interest Periods through the day preceding such Payment Date), together with interest on overdue interest, and (c) any outstanding Carry-Over Amount with respect to the Series 2004-1 Notes to be repurchased.

     "Required Draw Amount" shall mean the lesser of (a) the Deficiency Amount and (b) the Available Subordinated Amount.

     "Required Participation Percentage" shall mean, with respect to Series 2004-1, 100%, provided, however, if (1) World Omni shall no longer be rated at least BBB- by Standard & Poor's or (2) Southeast Toyota Distributors is no longer an authorized Toyota distributor, then the Required Participation Percentage with respect to the Series 2004-1 Notes shall mean 107.5%; provided, further that, the Seller may, upon receiving confirmation from Standard & Poor's that such action will not result in a reduction in its rating of the Series 2004-1 Notes, reduce the Required Participation Percentage to not less than 100%.

     "Required Subordinated Amount" shall mean, initially, $67,695,594.07 and thereafter, as of any date of determination, the sum of (a) the product of the Subordinated Percentage and the Invested Amount as of the opening of business on such date and (b) the Incremental Subordinated Amount as of such date.

     "Reserve Fund" shall have the meaning specified in Section 4.03.

     "Reserve Fund Deposit Amount" shall mean, with respect to any Payment Date, the amount,if any, by which (a) the Reserve Fund Required Amount for such Payment Date exceeds (b) the amount of funds in the Reserve Fund after giving effect to any withdrawals therefrom and deposits thereto on such Payment Date.

     "Reserve Fund Required Amount" shall mean, on any Payment Date with respect to an Early Amortization Period, an amount equal to the Excess Reserve Fund Required Amount and, for any other Payment Date, an amount equal to 0.50%, or on and after the June 2006 Payment Date, unless an Amortization Period has begun prior to such date, 0.60%, of the outstanding principal balance of the Series 2004-1 Notes on such Payment Date (after giving effect to any change therein on such Payment Date).

     "Revolving Period" shall mean the period beginning on the Series Cut-Off Date and ending on the earlier of (a) the close of business on the day immediately preceding the Accumulation Period Commencement Date, (b) the close of business on the day immediately preceding the Amortization Period Commencement Date and (c) the close of business on the day immediately preceding the day on which an Early Amortization Event occurs; provided, however, that the Revolving Period may recommence in certain circumstances as provided in Section
6.02 hereof.

     "Series Adjusted Invested Amount" shall mean, with respect to Series 2004-1, for any date, an amount equal to the sum of (a) the Invested Amount as of the most recent Reset Date (or, during an Early Amortization Period, the Invested Amount as of the close of business on the date such Early Amortization Period began) and (b) the Available Subordinated Amount as of the most recent Reset Date.

     "Series 2004-1" shall mean the Series 2004-1 Asset Backed Notes, the terms of which are specified in this Series Supplement and the interest of the Certificateholders in funds allocated pursuant to the Series 2004-1 Allocation Percentage.

     "Series 2004-1 Accounts" shall mean the Reserve Fund and the Principal Funding Account.

     "Series 2004-1 Allocable Defaulted Amount" shall mean, with respect to any Collection Period, the product of (a) the Series Allocation Percentage with respect to such Collection Period and (b) the Defaulted Amount with respect to such Collection Period.

     "Series 2004-1 Allocable Miscellaneous Payments" shall mean, with respect to any day, the product of (a) the Series 2004-1 Allocation Percentage for the related Collection Period and (b) Miscellaneous Payments with respect to the related Collection Period.

     "Series 2004-1 Allocation Percentage" shall mean the Series Allocation Percentage with respect to Series 2004-1.

     "Series 2004-1 Excess Funding Amount" shall mean, with respect to the Series 2004-1 Notes, for any day, the product of (a) the amount on deposit in the Excess Funding Account on such day, and (b) a fraction, the numerator of which is the sum of the Target Invested Amount and the Target Available Subordinated Amount and the denominator of which is the sum of the numerators for each Series then being allocated a portion of the funds on deposit in the Excess Funding Account; provided, however, that the Series 2004-1 Excess Funding Amount shall be zero and the Series 2004-1 Notes shall not be allocated a portion of the funds on deposit in the Excess Funding Account, on any date after the Business Day immediately following the last day of the Revolving Period.

     "Series 2004-1 Excess Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the Series 2004-1 Principal Shortfall for such Deposit Date; provided, however, that, if the aggregate amount of Excess Principal Collections for such Deposit Date is less than the aggregate amount of Principal Shortfalls for such Deposit Date, then Series 2004-1 Excess Principal Collections for such Deposit Date shall equal the product of (x) Excess Principal Collections for all Series for such Deposit Date and (y) a fraction, the numerator of which is the Series 2004-1 Principal Shortfall for such Deposit Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Deposit Date.

     "Series 2004-1 Noteholders" shall mean the Holders of Series 2004-1 Notes.

     "Series 2004-1 Note Owner" shall mean, with respect to a Series 2004-1 Note in Book Entry form, any person who is a beneficial owner of such note.

     "Series 2004-1 Notes" shall mean the Series 2004-1 Asset Backed Notes, substantially in the form of Exhibit A.

     "Series 2004-1 Principal Shortfall" shall mean, with respect to any Deposit Date, an amount equal to the excess of (i) the Controlled Deposit Amount for such Deposit Date over (ii) the amount deposited into the Principal Funding Account on such Deposit Date.

     "Series Cut-Off Date" shall mean January 1, 2004.

     "Series Issuance Date" shall mean January 21, 2004.

     "Servicing Fee Rate" shall mean, unless otherwise waived, with respect to Series 2004-1, 1.0%.

     "Special Payment Date" shall mean the Payment Date in the month following the month in which the Early Amortization Period begins and each Payment Date thereafter during such Early Amortization Period.

     "Stated Maturity Date" shall mean December 15, 2008.

     "Subordinated Percentage" shall mean the percentage equivalent of a fraction, (a) the numerator of which is the Subordination Factor and (b) the denominator of which will be the excess of 100% over the Subordination Factor.

     "Subordination Factor" shall mean 11.5%, provided, however, on and after the earlier to occur of June 1, 2006 and the start of an Early Amortization Period, Subordination Factor shall mean 12.5%; provided further, if as of any Determination Date the average of the Monthly Payment Rates for any three consecutive preceding Collection Periods is less than 40%, the Subordination Factor shall be 2.0 percentage points greater than it would have been but for this proviso.

     "Telerate Page 3750" shall mean the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks).

     "Weighted Average Floating Allocation Percentage" means, for any Collection Period, a percentage equal to the result of (a) the sum of the Floating Allocation Percentage for each day during that Collection Period, divided by (b) the number of days in that Collection Period.

     (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation."

                                   ARTICLE II

                       CREATION OF THE SERIES 2004-1 NOTES

     SECTION 2.01 Designation.

     (a) There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Series Supplement to be known as the "Series 2004-1 Asset Backed Notes" (the "Series 2004-1 Notes"). Such Series shall be comprised of one class: the Series 2004-1 Floating Rate Automobile Dealer Floorplan Asset Backed Notes.

     (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series Supplement shall govern.

     (c) The Issuer shall issue and the Indenture Trustee shall authenticate and deliver to the Issuer the Series 2004-1 Notes in the initial aggregate principal amount of $350,000,000.

                                   ARTICLE III

                                  SERVICING FEE

     SECTION 3.01 Servicing Compensation. The monthly servicing fee with respect to Series 2004-1 (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Payment Date in respect of any Collection Period (or portion thereof) occurring on or prior to the earlier of the first Payment Date following the Stated Maturity Date and the first Payment Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Series 2004-1 Allocation Percentage of the Pool Balance (excluding the amount of Principal Receivables relating to Non-Serviced Participated Receivables) in each case, as of the last day of the second Collection Period preceding such Payment Date. The share of the Monthly Servicing Fee allocable to the Series 2004-1 Noteholders with respect to any Payment Date (the "Noteholder Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the second Collection Period preceding such Payment Date; provided, however, that the Noteholder Monthly Servicing Fee with respect to the first Payment Date will be $291,667. The remainder of the Monthly Servicing Fee for the first Payment Date and each subsequent Payment Date shall be paid by the Certificateholders and, in no event shall the Trust or the Series 2004-1 Noteholders be liable for the share of the Monthly Servicing Fee to be paid by the Certificateholders. The remainder of the Servicing Fee shall be paid by the Certificateholders and the Noteholders of other Series and the Series 2004-1 Noteholders shall in no event be liable for the share of Servicing Fee to be paid by the Certificateholders or the Noteholders of other Series. The Noteholder Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of the Trust Sale and Servicing Agreement and Section 4.04(a) of this Series Supplement.

                                   ARTICLE IV

                     RIGHTS OF SERIES 2004-1 NOTEHOLDERS AND

                    ALLOCATION AND APPLICATION OF COLLECTIONS

     SECTION 4.01 Daily Allocations; Payments to Certificateholders. On each Deposit Date, Non-Principal Collections, Principal Collections and Miscellaneous Payments will be allocated to the Series 2004-1 based on the Series Allocation Percentage and shall be further allocated and distributed as set forth in this
Section 4.01.

     (a) Certificateholder Collections; Additional Noteholder Collections. The Servicer will instruct the Indenture Trustee in writing to withdraw the following amounts from the Collection Account and apply such amounts as follows on each Deposit Date:

          (i) an amount equal to the Excess Certificateholder Percentage then in effect of Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date shall be paid to the Certificateholders;

          (ii) an amount equal to the Excess Certificateholder Percentage then in effect of Allocable Principal Collections deposited in the Collection Account for such Deposit Date shall be paid to the Certificateholders, provided, however, that if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) is less than the Required Pool Balance for such Deposit Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Deposit Date), such funds will be deposited into the Excess Funding Account to the extent necessary so that the Pool Balance at least equals the Required Pool Balance;

          (iii) an amount equal to the Additional Noteholder Non-Principal Collections for such Deposit Date shall be retained in the Collection Account; provided, however, that during the Revolving Period, the Amortization Period and the Accumulation Period, the amount so retained shall not exceed the excess if any, of the Reserve Fund Required Amount over the amount in the Reserve Fund (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following such Deposit Date), and if on any day the amount so retained exceeds such excess, the amount retained which exceeds such excess may be withdrawn from the Collection Account and applied in accordance with Section 4.01(a)(v).

          (iv) an amount equal to the Additional Noteholder Principal Collections for the Amortization Period or an Early Amortization Period shall be retained in the Collection Account and, to the extent not otherwise required to be allocated, on the related Payment Date shall be treated as Noteholder Principal Collections; and

          (v) any remaining Additional Noteholder Collections for such Deposit Date not required to be retained in the Collection Account pursuant to
     Section 4.01(a)(iii) and (iv) or distributed pursuant to Section 4.06(b) shall be paid to the Certificateholders; provided, however, that if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) is less than the Required Pool Balance (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Deposit Date), such funds shall be deposited into the Excess Funding Account to the extent necessary so that the Pool Balance at least equals the Required Pool Balance.

     (b) Noteholder Non-Principal Collections. On each Deposit Date, the Servicer shall allocate to Series 2004-1 and retain in the Collection Account an amount equal to the Floating Allocation Percentage then in effect of Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date.

     (c) Noteholder Principal Collections - Revolving Period. On each Deposit Date falling in the Revolving Period, the Servicer shall allocate to Series 2004-1 and treat as Excess Principal Collections an amount equal to Noteholder Principal Collections on such Deposit Date.

     (d) Noteholder Principal Collections - Other Periods. On each Deposit Date falling in the Accumulation Period, the Amortization Period or the Early Amortization Period, the Servicer shall allocate and deposit an amount equal to Available Noteholder Principal Collections as follows:

          (i) first, an amount up to the Controlled Deposit Amount for such Deposit Date shall be deposited by the Servicer or the Indenture Trustee into the Principal Funding Account;

          (ii) second, after giving effect to the transaction referred to in clause (i) above, an amount equal to the balance, if any, of such Available Noteholder Principal Collections shall be treated as Excess Principal Collections and applied in accordance with Section 4.4 of the Trust Sale and Servicing Agreement and Section 4.08 hereof.

     (e) Miscellaneous Payments. On each Deposit Date, the Servicer shall treat any Series 2004-1 Allocable Miscellaneous Payments as Noteholder Principal Collections and apply them as provided in Section 4.01(c) or (d), as appropriate; provided, however, Series 2004-1 Allocable Miscellaneous Payments consisting of Adjustment Payments that were paid after their due date as per
Section 3.9(a) of the Trust Sale and Servicing Agreement, if the amount of such overdue Adjustment Payments has been included in the Monthly Dilution Amount for any prior Monthly Period, shall be treated as Noteholder Non-Principal Collections and applied as provided in Section 4.01(b).

     SECTION 4.02 Monthly Interest.

     (a) The amount of interest accrued on the outstanding principal balance during an Interest Period with respect to the Series 2004-1 Notes (the "Monthly Interest") shall be an amount equal to the product of (i) the Note Rate, (ii) the outstanding principal balance of the Series 2004-1 Notes as of the close of business on the preceding Payment Date (after giving effect to all repayments of principal made to Series 2004-1 Noteholders on such preceding Payment Date, if any) or, in the case of the first Payment Date, the Initial Invested Amount and (iii) a fraction, the numerator of which is the actual number of days elapsed in such Interest Period and the denominator of which is 360.

     (b) The Carry-Over Amount, if any, will be paid on any Payment Date, to the extent funds are allocated and available therefor after making all required distributions and deposits with respect to the Series 2004-1 Notes, including payments with respect to principal (including deposits to the Excess Funding Account), Monthly Interest, the Noteholder Monthly Servicing Fee, the Reserve Fund Deposit Amount, the Noteholder Defaulted Amount, the Monthly Dilution Amount, the Noteholder Charge-Off Reversal Amount and Noteholder Defaulted Amounts and Monthly Dilution Amounts from prior periods that had not previously been paid.

     SECTION 4.03 Establishment of the Series 2004-1 Accounts.

     (a) The Servicer, for the benefit of the Series 2004-1 Noteholders, shall cause to be established and maintained in the name of the Indenture Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Reserve Fund") which shall be identified as the "Reserve Fund for the World Omni Master Owner Trust, Series 2004-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-1 Noteholders. On the Series Issuance Date, the Transferor shall cause to be deposited in the Reserve Fund the Initial Reserve Fund Deposit Amount.

     (b) At the written direction of the Servicer, funds on deposit in the Reserve Fund shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day two Business Days before the following Payment Date (or on or before 10:00 a.m. on such following Payment Date in the case of Eligible Investments in respect of which the Indenture Trustee is the obligor or Eligible Investments specified in clauses (g) and (i) of the definition thereof). All Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 2004-1 Noteholders. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund received prior to such Payment Date shall be deposited in the Collection Account and treated as Investment Proceeds and applied as set forth in Section 4.04(a) of this Series Supplement. Funds deposited in the Reserve Fund on a Business Day (which immediately precedes a Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investments prior to its stated maturity or failure of the Servicer to provide timely written direction.

(c) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), which shall be identified as the "Principal Funding Account for World Omni Master Owner Trust, Series 2004-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-1 Noteholders.

     (d) At the written direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available on or before the close of business on the Business Day two Business Days before the following Payment Date (or on or before 10:00 a.m. on such following Payment Date in the case of Eligible Investments in respect of which the Indenture Trustee is the obligor or Eligible Investments specified in clauses (g) and (i) of the definition thereof). All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 2004-1 Noteholders. On each Payment Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit therein shall be deposited in the Collection Account and treated as Investment Proceeds and applied as set forth in Section 4.04(a) of this Series Supplement. Funds deposited in the Principal Funding Account on a Business Day (which immediately precedes an Expected Principal Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investments prior to its stated maturity or failure of the Servicer to provide timely written direction.

     (e) The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Reserve Fund and the Principal Funding Account (collectively, the "Series 2004-1 Accounts") and in all proceeds thereof. The Series 2004-1 Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any of the Series 2004-1 Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency has consented) establish and maintain in the name of the Indenture Trustee a new Series 2004-1 Account (which shall be an Eligible Deposit Account and which shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-1 Noteholders) and shall transfer any cash and/or any investments to such new Series 2004-1 Account. Neither the Transferor, the Servicer nor any person or entity claiming by, through or under the Transferor, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 2004-1 Account, except as expressly provided herein. Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 2004-1 Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 2004-1 Account is established pursuant to this Section, the Servicer shall provide to the Indenture Trustee an amended Schedule 1, setting forth the relevant information for such substitute Series 2004-1 Account.

     (f) Pursuant to the authority granted to the Servicer in Section 8.2 of the Indenture and Section 3.1(a) and Section 4.2 of the Trust Sale and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee to instruct the Indenture Trustee to make withdrawals and payments from the Series 2004-1 Accounts for the purposes of carrying out the Servicer's or Indenture Trustee's duties hereunder.

     SECTION 4.04 Application of Noteholder Non-Principal Collections, Investment Proceeds and Available Noteholder Principal Collections. The Servicer shall cause the Indenture Trustee to make the following distributions:

     (a) On each Payment Date, commencing with the Initial Payment Date, an amount equal to the sum of Noteholder Non-Principal Collections and any Investment Proceeds with respect to such Payment Date will be distributed, to the extent funds are available therefor, in the following priority:

          (i) first, an amount equal to Monthly Interest for such Payment Date, plus the amount of any Monthly Interest previously due but not distributed to the Series 2004-1 Noteholders on a prior Payment Date (plus interest thereon) shall be distributed to the Series 2004-1 Noteholders;

          (ii) second, an amount equal to the Noteholder Monthly Servicing Fee for such Payment Date, plus the amount of any Noteholder Monthly Servicing Fee due but not distributed to the Servicer on a prior Payment Date shall be distributed to the Servicer (unless such amounts have been netted against deposits to the Collection Account or waived);

          (iii) third, an amount equal to the Reserve Fund Deposit Amount, if any, for such Payment Date shall be deposited in the Reserve Fund;

          (iv) fourth, an amount equal to the Noteholder Defaulted Amount and the Monthly Dilution Amount for such Payment Date shall be treated as a portion of Noteholder Principal Collections for such day;

          (v) fifth, an amount equal to the aggregate amount of Noteholder Charge-Offs which have not been previously reversed as provided in this
     Section 4.04(a)(v) shall be treated as a portion of Noteholder Principal Collections for such day and shall increase the Invested Amount as described in Section 4.07 (the "Noteholder Charge-Off Reversal Amount");

          (vi) sixth, an amount equal to the amount of reductions of the Available Subordinated Amount on account of Noteholder Defaulted Amounts and Monthly Dilution Amounts that have not previously been reinstated shall be treated as a portion of Additional Noteholder Principal Collections for such day and shall increase the Available Subordinated Amount;

          (vii) seventh, an amount equal to any outstanding Carry-Over Amount shall be distributed to the Series 2004-1 Noteholders;

          (viii) eighth, an amount equal to the aggregate outstanding amounts of Noteholder Monthly Servicing Fee which have been previously waived shall be distributed to the Servicer; and

          (ix) ninth, the balance shall be distributed to the Certificateholders.

     (b) In the event that the Invested Amount is greater than zero on the Stated Maturity Date, any funds remaining in the Reserve Account (after the application of funds in the Reserve Fund as described in Section 4.06 hereof) will be treated as a portion of Available Noteholder Principal Collections for the Payment Date occurring on the Stated Maturity Date.

     SECTION 4.05 Distributions to Series 2004-1 Noteholder. Payments to Series 2004-1 Noteholders will be made from the Collection Account, the Reserve Fund or the Principal Funding Account, as applicable.

     (a) on each Payment Date, the Servicer shall cause the Indenture Trustee to distribute the amounts on deposit in the Collection Account and the Reserve Fund that are payable to the Series 2004-1 Noteholders with respect to accrued interest to the Series 2004-1 Noteholders in accordance with Section 4.04(a).

     (b) The Servicer shall instruct the Indenture Trustee in writing to apply the funds on deposit in the Principal Funding Account and the Collection Account and shall instruct the Indenture Trustee in writing to make, without duplication, the following distributions at the following times:

          (i) on the Expected Principal Payment Date, each Special Payment Date and the Principal Commencement Date and each Payment Date thereafter all amounts on deposit in the Principal Funding Account and the Collection Account as are payable to the Series 2004-1 Noteholders with respect to principal shall be distributed to the Series 2004-1 Noteholders up to a maximum amount on any such day equal to the outstanding principal balance of the Series 2004-1 Notes on such date.

     (c) On each Payment Date on which there is an unpaid Carry-Over Amount, the Servicer shall instruct the Indenture Trustee in writing to distribute to the Series 2004-1 Noteholders such Carry-Over Amount to the extent funds are available therefor after making all required distributions and deposits with respect to the Series 2004-1 Notes pursuant to Section 4.04(a).

     (d) If on the Stated Maturity Date there is any Carry-Over Amount or on the date on which the Invested Amount has been reduced to zero there is any Carry-Over Amount (in each case after giving effect to any distributions on such date pursuant to Section 4.04(a) through Section 4.05(c) above), the Servicer shall instruct the Indenture Trustee in writing to distribute to the Series 2004-1 Noteholders, the amounts payable with respect thereto pursuant to Section 4.06(a) and (b).

     (e) The distributions to be made pursuant to this Section are subject to the provisions of Section 4.3 of the Trust Sale and Servicing Agreement, Section 2.7(c) of the Indenture and Section 8.01 of this Series Supplement.

     SECTION 4.06 Application of Reserve Fund and Available Subordinated Amount.

       (a) If the portion of Noteholder Non-Principal Collections and Investment Proceeds allocated to Series 2004-1 Noteholders on any Payment Date pursuant to
Section 4.04(a) is not sufficient to make the entire distributions required on such Payment Date by (a) Sections 4.04(a)(i), (ii) and (iv) or (b) on the Stated Maturity Date or the date on which the Invested

Amount has been reduced to zero only, Section 4.04(a)(vii) the Servicer shall cause the Indenture Trustee to withdraw funds from the Reserve Fund (in the case of Section 4.04(a)(vii), only to the extent such amounts would otherwise be distributed to the Certificateholders) to the extent available therein, and apply such funds to complete the distributions pursuant to Section 4.04(a)(i),
(ii), (iv) and (vii), as the case may be, provided, however, that during any Early Amortization Period funds shall not be withdrawn from the Reserve Fund to make distributions otherwise required by Section 4.04(a)(iv) to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Fund shall be less than $1,000,000.

     (b) If the amounts allocated to the Series 2004-1 Noteholders pursuant to
Section 4.04(a) and the amounts withdrawn from the Reserve Fund pursuant to
Section 4.06(a) are not sufficient to make the entire distributions required by clauses (i), (ii) and (iv) of Section 4.04(a) (such shortfall being the "Deficiency Amount"), the Servicer shall cause the Indenture Trustee to apply the amount of Additional Noteholder Collections for the related Collection Period on deposit in the Collection Account on such Payment Date, but only up to the Available Subordinated Amount, to make the distributions required by clauses
(i), (ii) and (iv) of Section 4.04(a) that have not been made and, if such Payment Date is the Stated Maturity Date or the date on which the Invested Amount has been reduced to zero, the distributions required by Section 4.04(a)(vii) in the case of the Stated Maturity Date or Section 4.04(a)(vii) in the case of the date on which the Invested Amount has been reduced to zero that have not been made. The Available Subordinated Amount will be reduced by the amount of Additional Noteholder Collections applied in accordance with the preceding sentence. If the amount necessary to complete the distributions referred to in this paragraph (b) exceeds Additional Noteholder Collections for such Payment Date, the Available Subordinated Amount shall be further reduced (but not below zero) by the amount of such excess, but not by more than the sum of (x) the Noteholder Defaulted Amount and (y) the Monthly Dilution Amount.

     (c) If, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund made pursuant to Section 4.04(a) and this Section 4.06, (i) the amount in the Reserve Fund is greater than the Reserve Fund Required Amount for such Payment Date, the Servicer shall cause the Indenture Trustee to distribute such excess amount to the Certificateholders, subject to the proviso contained in paragraph (d) or (ii) the amount in the Reserve Fund is less than such Reserve Fund Required Amount, the Indenture Trustee shall deposit any remaining Additional Noteholder Non-Principal Collections on deposit in the Collection Account for such Payment Date into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. After payment in full of the outstanding principal balance of the Series 2004-1 Notes any funds remaining on deposit in the Reserve Fund shall be paid to the Certificateholders.

     (d) The balance of Additional Noteholder Collections on any Payment Date, after giving effect to any distributions thereof pursuant to Section 4.06(b) or
(c), shall be distributed to the Certificateholders on such Payment Date; provided, however, that if the Required Pool Balance for the immediately preceding Determination Date exceeds the Pool Balance on such date (determined after giving effect to any Principal Receivables transferred to the Trust on such Payment Date), Section 4.06(c)(i) hereof shall not apply and the amount of such excess shall be deposited into the Excess Funding Account, with any remaining Additional Noteholder

Collections or amounts in the Reserve Fund, to the extent available, paid to the Certificateholders.

     SECTION 4.07 Noteholder Charge-Offs. If, on any Payment Date on which the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date) is zero and the Deficiency Amount for such Payment Date is greater than zero, the Invested Amount of the Series 2004-1 Notes shall be reduced (a "Noteholder Charge-Off") by the Deficiency Amount, but not by more than the sum of the Noteholder Defaulted Amount and the Monthly Dilution Amount to the extent not covered by applications made pursuant to Sections 4.04 and
4.06 for such Payment Date. Any such reduction shall be applied to reduce the Invested Amount, but not below zero. Noteholder Charge-Offs shall thereafter be reversed and the Invested Amount increased (but not by an amount in excess of the aggregate unreversed Noteholder Charge-Offs on any Payment Date) by the Noteholder's Charge-Off Reversal Amount. Any such increase shall be applied to the Invested Amount until all previously unreversed Noteholder Charge-Offs have been reversed.

     SECTION 4.08 Excess Principal Collections. The Servicer will allocate Series 2004-1 Excess Principal Collections and treat as Available Noteholder Principal Collections an amount equal to the Series 2004-1 Principal Shortfall, to the extent available. In the event there is no Series 2004-1 Principal Shortfall, Excess Principal Collections will be allocated and distributed in accordance with Section 4.4 of the Trust Sale and Servicing Agreement.

     SECTION 4.09 Accumulation Period Length; Accumulation Period Commencement Date. Beginning on the July 2006 Payment Date, and on each Payment Date thereafter that occurs prior to the Accumulation Period Commencement Date, the Servicer shall calculate the Accumulation Period Length and, if applicable, determine the Accumulation Period Commencement Date. The Servicer shall promptly notify the Indenture Trustee in writing of the Accumulation Period Commencement Date and the Accumulation Period Length.

     SECTION 4.10 Amortization Period Commencement Date; Amortization Period. The Servicer may elect to terminate the automatic extension of the Amortization Period Commencement Date. The Servicer shall deliver notice of such election to the Indenture Trustee and the Owner Trustee, which notice shall specify the effective date of the termination of the automatic extension of the Amortization Period Commencement Date. The Amortization Period Commencement Date shall be the first day of the Collection Period following the Collection Period in which such notice was given, but not before April 1, 2006. The Amortization Period shall begin on the close of business on the day immediately preceding such Amortization Period Commencement Date and continue until the earliest of (a) the date an Early Amortization Period commences and (b) the date the outstanding principal amount of the Series 2004-1 Notes is paid or provided for in full.

     SECTION 4.11 Excess Funding Account. On the Business Day immediately following the last day of the Revolving Period, an amount equal to the Series 2004-1 Excess Funding Amount as of the last day of the Revolving Period will be withdrawn from the Excess Funding Account and deposited in the Principal Funding Account on such date and distributed in accordance with Section 4.05(b). The amount of that deposit shall be deemed to have been deposited for the benefit of the Series 2004-1 Noteholders up to the Invested Amount. Thereafter, the Series 2004-1 Noteholders will not be entitled to any funds on deposit in the Excess Funding Account.

                                   ARTICLE V

                            DISTRIBUTIONS AND REPORTS

                          TO SERIES 2004-1 NOTEHOLDERS

     SECTION 5.01 Distributions.

     (a) On each Payment Date, the Indenture Trustee shall distribute to each Series 2004-1 Noteholder of record on the preceding Record Date (other than as provided in Section 2.7(c) of the Indenture respecting a final distribution) such Noteholder's pro rata share (based on the aggregate fractional undivided interests represented by the Series 2004-1 Notes held by such Noteholder) of the amounts on deposit in the Series 2004-1 Accounts as is payable to the Series 2004-1 Noteholders on such Payment Date pursuant to Section 4.04 and 4.05.

     (b) Except as provided in Section 2.7(c) of the Indenture with respect to a final distribution, distributions to Series 2004-1 Noteholders hereunder shall be made by check mailed to each Series 2004-1 Noteholder at such Noteholder's address appearing in the Note Register without presentation or surrender of any Series 2004-1 Note or the making of any notation thereon; provided, however, that, with respect to Series 2004-1 Notes registered in the name of a Depository, such distributions shall be made to such Depository in immediately available funds.

     SECTION 5.02 Reports and Statements to Series 2004-1 Noteholders.

     (a) On or prior to each Payment Date (including each date that corresponds to the Expected Principal Payment Date, each Special Payment Date or the Principal Commencement Date and each Payment Date thereafter), commencing with the initial Payment Date, the Servicer will provide to the Indenture Trustee and each Rating Agency, and on each Payment Date, the Indenture Trustee shall forward to each Series 2004-1 Noteholder (provided the Indenture Trustee has received such report from the Servicer), a statement prepared by the Servicer, substantially in the form attached as Exhibit B hereto, setting forth the following information relating to the Trust and the Series 2004-1 Notes:

          (i) the aggregate amount of Collections, the aggregate amount of Non-Principal Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period and the Pool Balance, the Required Pool Balance, the Excess Funding Account Balance and the aggregate amount of Principal Receivables attributable to Asset Based Receivables and to Acquired Receivables, if any, in each case as of the close of business on the last day of the preceding Collection Period;

         (ii) the Series Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage for the preceding Collection Period;

         (iii)  the total amount, if any, distributed on the Series 2004-1
     Notes;

         (iv) the amount of such distribution allocable to principal on the Series 2004-1 Notes;

         (v) the amount of such distribution allocable to interest on the Series 2004-1 Notes;

         (vi) the Noteholder Defaulted Amount and Monthly Dilution Amount for such Payment Date;

         (vii)  the Required Draw Amount, if any, for such Collection Period;

         (viii) the amount of the Noteholder Charge-Offs and the amounts of the reversals thereof for such Collection Period;

         (ix) the amount of the Monthly Servicing Fee and the Noteholder Monthly Servicing Fee for such Collection Period;

         (x) the Controlled Deposit Amount, if any, as of the first day of the Collection Period related to such Payment Date;

         (xi)   the Invested Amount as of the last day of such Collection
Period;

         (xii) the outstanding principal balance of the Series 2004-1 Notes for such Payment Date (after giving effect to all distributions which will occur on such Payment Date);

         (xiii) the Available Subordinated Amount as of the last day of the preceding Collection Period;

         (xiv)  the Reserve Fund balance for such date;

         (xv) the balance of the Principal Funding Account with respect to such date; and

         (xvi) the Accumulation Period Commencement Date then in effect and, if applicable, the date the automatic extension was terminated.

     (b) A copy of each statement provided pursuant to paragraph (a) will be made available for inspection at the Corporate Trust Office of the Indenture Trustees.

     (c) On or before April 30 of each calendar year, beginning with calendar year 2004, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2004-1 Noteholder (or Note Owner), a report prepared by the Servicer containing the information which is required to be contained in the statement to

Series 2004-1 Noteholders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person (or any related Note Owner) was a Series 2004-1 Noteholder (or Note Owner). The Servicer shall prepare and the Indenture Trustee shall furnish to each person who was a Series 2004-1 Noteholder (or Note Owner) during the preceding calendar year in the time and manner required by the Code such information as is required to be provided by an issuer of indebtedness under the Code, including Forms 1099 and such other customary information as is necessary to enable the Series 2004-1 Noteholders (or Note Owners) to prepare their tax returns. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.

                                   ARTICLE VI

                            EARLY AMORTIZATION EVENTS

     SECTION 2.01 Additional Early Amortization Events.

     (a) Except as provided in Section 6.01(b), the occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Indenture Trustee or the Series 2004-1 Noteholders, be deemed to be an Early Amortization Event solely with respect to Series 2004-1:

         (i) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 30%;

         (ii) on any Determination Date, the Available Subordinated Amount for the next Payment Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date, after giving effect to the distributions to be made on the next Payment Date; provided, however, if the Available Subordinated Amount is less than the Required Subordinated Amount as a result of an increase in the Subordination Factor, such shortfall continues unremedied for a period of 15 days after that Determination Date;

         (iii) any Servicing Default with respect to the Series 2004-1 Notes occurs;

         (iv) any Carry-Over Amount is outstanding on six consecutive Payment Dates;

         (v) failure on the part of the Transferor, the Servicer or World Omni, as applicable, (a) to make any payment or deposit required by the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring ten Business Days after the date such payment or deposit is required to be made therein; or (b) to deliver a Payment Date Statement on the date required under the Trust Sale and Servicing Agreement (or within the applicable grace period which will not exceed five Business Days); (c) to comply with its covenant not to create any lien on a Receivable; or

     (d) to observe or perform in any material respect any other covenants or agreements set forth in the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of such failure;

         (vi) any representation or warranty made by World Omni in the Receivables Purchase Agreement or by the Transferor in the Trust Sale and Servicing Agreement or any information required to be given by the Transferor to the Indenture Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Noteholders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Trust Sale and Servicing Agreement;

         (vii) the occurrence of an Event of Default with respect to the Series 2004-1 Notes and the declaration that the Series 2004-1 Notes are due and payable pursuant to Section 5.2 of the Indenture;

         (viii) on the first day of the Accumulation Period, the amount on deposit in the Reserve Fund does not equal or exceed the Reserve Fund Required Amount;

         (ix) on the Expected Principal Payment Date, the Series 2004-1 Notes are not paid in full; and

         (x) the Pool Balance is less than the Minimum Required Pool Balance for a period of 15 consecutive days or the Pool Balance is less than the Required Pool Balance for a period of 30 consecutive days.

     (b) In the case of any event described in Section 6.01(a)(iii), (v) or (vi) above, an Early Amortization Event with respect to Series 2004-1 will be deemed to have occurred only if, after the applicable grace period described in such clauses, either (i) the Indenture Trustee or (ii) Series 2004-1 Noteholders holding Series 2004-1 Notes evidencing more than 50% of the aggregate unpaid principal amount of the Series 2004-1 Notes, by written notice to the Certificateholders and the Servicer (and the Indenture Trustee, if such notice is given by Series 2004-1 Noteholders) declare that an Early Amortization Event has occurred as of the date of such notice.

     SECTION 6.02 Recommencement of the Revolving Period. If any Early Amortization Event (other than an Early Amortization Event described in Section
5.17 of the Indenture) occurs, the Revolving Period will recommence following receipt of (i) satisfaction of the Rating Agency Condition and (ii) receipt of the consent of Noteholders evidencing more than 50% of the aggregate unpaid principal amount of the Series 2004-1 Notes to such recommencement, provided that no other Early Amortization Event that has not been cured or waived as described herein has occurred and the scheduled termination of the Revolving Period has not occurred.

                                  ARTICLE VII

                               OPTIONAL REDEMPTION

     SECTION 7.01 Optional Redemption.

     (a) On any Payment Date occurring after the date on which the aggregate outstanding principal balance of the Series 2004-1 Notes is reduced to $35,000,000 or less (which amount shall equal 10% of the initial outstanding principal balance of the Series 2004-1 Notes), the Servicer shall have the option to redeem the Series 2004-1 Notes in whole but not in part at a purchase price equal to the Redemption Price for such Payment Date.

     (b) The Servicer shall give the Indenture Trustee at least 10 days' prior written notice of the Payment Date on which the Servicer intends to exercise such purchase option. Not later than 12:00 noon (New York City time) on such Payment Date, the Servicer shall deposit an amount equal to the sum of (i) the Series 2004-1 Excess Funding Amount (in a maximum amount not exceeding the Redemption Price) and (ii) the excess, if any, of the Redemption Price over the amount calculated in clause (i) into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Redemption Price. Such amount deposited in the Collection Account shall be distributed as set forth in Section 8.01.

                                  ARTICLE VIII

                               FINAL DISTRIBUTIONS

     SECTION 8.01 Acquisition of Notes Pursuant to Section 10.1 of the Indenture; Distributions Pursuant to Section 7.01 of this Series Supplement or
Section 8.04 of the Indenture.

     (a) The amount to be paid by the Issuer to the Principal Funding Account with respect to Series 2004-1 Notes in connection with a purchase of the Notes pursuant to Section 10.1 of the Indenture shall equal the Redemption Price for the Payment Date on which such repurchase occurs.

     (b) With respect to the amount deposited into the Collection Account pursuant to Section 7.01 of this Series Supplement, the Indenture Trustee shall, not later than 12:00 noon (New York City time), on the Payment Date on which such amounts are deposited (or, if such date is not a Payment Date, on the immediately following Payment Date) deposit such amount into the Principal Funding Account.

     (c) Notwithstanding anything to the contrary in this Series Supplement or the Indenture, the entire amount deposited in the Principal Funding Account pursuant to Section 7.01 or 8.01 hereof and all other amounts on deposit therein shall be distributed in full to the Series 2004-1 Noteholders on such date and any distribution made pursuant to paragraph (b) above shall be deemed to be a final distribution pursuant to Section 8.4 of the Indenture with respect to the Series 2004-1 Notes.
                                       24

     SECTION 8.02 Disposition of Principal Receivables Pursuant to Section 5.4 of the Indenture.

     (a) In accordance with Section 5.4 of the Indenture, in the event that the aggregate outstanding principal amount of the Series 2004-1 Notes is greater than zero on the Stated Maturity Date (after giving effect to deposits and distributions otherwise to be made on such Stated Maturity Date), upon receipt of an Opinion of Counsel to the effect that its action will not result in the Trust being characterized as an association (or a publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold Principal Receivables (or interests therein) in an amount such that the proceeds of such sale equal the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Series 2004-1 Notes on such Stated Maturity Date (after giving effect to such deposits and distributions); provided, however, in no event shall such amount of Receivables sold exceed the lesser of (a) the sum of the Invested Amount and the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date) and (b) the Series Allocation Percentage for Series 2004-1 (for the Collection Period in which such Stated Maturity Date occurs) of Principal Receivables on such Stated Maturity Date. The amount of Principal Receivables sold shall first reduce the Invested Amount, but not to below zero, then any remaining amounts shall reduce the Available Subordinated Amount, but not to below zero. The net proceeds of such sale and any Collections on the Principal Receivables will be paid pro rata to the Series 2004-1 Noteholders on the Stated Maturity Date as the final payment of the Series 2004-1 Notes, and the Series 2004-1 Noteholders shall not receive any additional payments with respect to the Series 2004-1 Notes.

     (b) In accordance with Section 5.4 of the Indenture, in the event that an Event of Default relating to the failure to make any required payment of interest or principal on the Series 2004-1 Notes has occurred and the Series 2004-1 Notes have been declared due and payable, on the direction of the holders of a majority of the aggregate outstanding principal amount of the Series 2004-1 Notes, upon receipt of an Opinion of Counsel to the effect that its action will not result in the Trust being characterized as an association (or publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold an interest in the Receivable or certain Receivables in an amount such that the net proceeds of such sale equal the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Series 2004-1 Notes then outstanding on such date; provided, however, in no event shall such amount of Receivables sold exceed the lesser of (a) the sum of the Invested Amount and the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made prior to such date); and (b) the Series Allocation Percentage for Series 2004-1 of Principal Receivables on such date. The net proceeds of such sale will be paid pro rata to the Series 2004-1 Noteholders in an amount up to the aggregate outstanding principal balance of and accrued and unpaid interest on the Series 2004-1 Notes, and the Series 2004-1 Noteholders shall not receive any additional payments with respect to the Series 2004-1 Notes.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     SECTION 9.01 Ratification of Agreement. As supplemented by this Series Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

     SECTION 9.02 Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts) each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.03 Change in Indenture Trustee. Neither the Servicer nor the Certificateholders shall appoint a new Indenture Trustee located in any jurisdiction which does not have in effect the standard UCC provisions relating to perfection of interests in instruments without delivering an Opinion of Counsel to the Rating Agencies to the effect that such new Indenture Trustee will have a perfected and first priority interest in any instruments evidencing the Receivables.

     SECTION 9.04 GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS OR ANY OTHER JURISDICTION'S CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 9.05 Rights of the Indenture Trustee. The Indenture Trustee shall be afforded the same rights, protections, immunities and indemnities set forth in the Indenture as if specifically set forth herein.

     SECTION 9.06 Limitations of Owner Trustee Liability. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Chase Manhattan Bank USA, National Association, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Chase Manhattan Bank USA, National Association but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Chase Manhattan Bank USA, National Association, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Chase Manhattan Bank USA, National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

     SECTION 9.07 Supplemental Indentures Without Consent of Noteholders.

         (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto or to the Indenture (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

             (i) to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the Indenture;

             (ii) to evidence the succession, in compliance with Section 3.10 of the Indenture and the applicable provisions of the Indenture, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained in the Indenture and in the Notes;

             (iii) to add to the covenants of the Issuer for the benefit of the Noteholders;

             (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

             (v) to cure any ambiguity or to correct or supplement any provision herein or in the Indenture or any supplemental indenture which may be inconsistent with any other provision herein or in the Indenture or any supplemental indenture;

             (vi) to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Notes and the Indenture and to add to or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the requirements of Article VI of the Indenture; and

             (vii) to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the TIA, and the Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies, at any time and from time to time enter into one or more indentures supplemental hereto or to the Indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Series Supplement or the Indenture or modifying in any manner the rights of the Noteholders under this Series Supplement or the Indenture; provided, however, that such action shall not, as evidenced by an Officer's Certificate, adversely affect in any material respect the interests of any Noteholder unless such Noteholders' consent is obtained or the Rating Agency Condition is satisfied with respect thereto.

         SECTION 9.08 Supplemental Indentures With Consent of Noteholders.

           (a) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with the written consent of the Holders of not less than a majority of the principal amount of the Controlling Class of each Series of Notes affected in any material respect thereby and satisfaction of the Rating Agency Condition with respect thereto (unless waived by the related Controlling Class), by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental to this Series Supplement or to the Indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Series Supplement or the Indenture or modifying in any manner the rights of the Noteholders under this Series Supplement or the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby and satisfaction of the Rating Agency Condition with respect thereto (unless waived by the related Controlling Class):

                (i) change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate applicable thereto, or the Redemption Price with respect thereto, change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V of the Indenture, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

                (ii) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture and their consequences as provided for in the Indenture;

                (iii) impair the right to institute suit for the enforcement of specified provisions of the Indenture regarding payment;

                (iv) reduce the percentage of the aggregate outstanding principal amount of the Notes required to direct the Indenture Trustee to sell or liquidate the Trust Estate pursuant to Section 5.4 of the Indenture if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

                (v) modify any provision of this Section 9.8 to decrease the required minimum percentage necessary to approve any amendments to any provisions of the Indenture;

                (vi) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Transferor or any Affiliate of either of them; or

                (vii) permit the creation of any Lien ranking prior to or on a parity with the Lien of the Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the Lien of the Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of the Indenture.

            (b) It shall be sufficient if an Act of Noteholders approves the substance, but not the form, of any proposed supplemental indenture.

            (d) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.8, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                                  WORLD OMNI MASTER OWNER TRUST

                                  By:   Chase Manhattan Bank USA, National
                                        Association, not in its individual
                                        capacity but solely as Owner Trustee


                                  By: /s/ John Cashin
                                     --------------------------------------
                                  Name:  John J. Cashin
                                  Title: Vice President

                                  BNY MIDWEST TRUST COMPANY,
                                  As Indenture Trustee

                                  By: /s/ Robert Castle
                                     --------------------------------------
                                  Name:  Robert Castle
                                  Title: Assistant Vice President

Acknowledged and Accepted:

WORLD OMNI FINANCIAL CORP.,
Servicer

By: /s/ Alan J. Browdy
   ------------------------
Name:  Alan J. Browdy
Title: Assistant Treasurer

                                                                       EXHIBIT A

                          [FORM OF SERIES 2004-1 NOTE]

REGISTERED                                                          $___________
No. R-_

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                           CUSIP NO. ___________

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                          WORLD OMNI MASTER OWNER TRUST
             SERIES 2004-1 FLOATING RATE AUTOMOBILE DEALER FLOORPLAN
                               ASSET BACKED NOTES

     Evidencing an indebtedness of the Trust, the corpus of which consists of wholesale dealer floor plan receivables (collectively the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing agreements (collectively the "Accounts") of World Omni Financial Corp., a Florida corporation (the "Servicer"). This Note (the "Note") does not represent any interest in, or recourse obligation of, WODFI LLC, a Delaware limited liability company and wholly-owned subsidiary of the Servicer ("WODFI LLC"), the Servicer or any affiliate thereof.

     This Series 2004-1 Floating Rate Automobile Dealer Floorplan Asset Backed Note (this "Series 2004-1 Note" or this "Note") evidences the indebtedness of WORLD OMNI MASTER OWNER TRUST (the "Issuer") to Cede & Co., or registered assigns (the "Series 2004-1 Noteholder"). This Note was created pursuant to an Amended and Restated Indenture (the "Indenture"; such term to include any amendment or supplement thereto) dated as of April 6, 2000, between the Trust and BNY Midwest Trust Company, the Indenture Trustee (the

"Indenture Trustee"), and the Series 2004-1 Supplement (the "Series 2004-1 Supplement") thereto dated as of January 21, 2004, among the Trust, the Indenture Trustee and the Servicer.

     This Note is issued under, and is subject to, the terms and conditions of the Indenture to which, as amended and supplemented from time to time, this Series 2004-1 Noteholder by virtue of acceptance hereof is bound.

     The Trust has entered into the Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness. Each Series 2004-1 Noteholder, by the acceptance of its Note, agrees to treat the Notes as indebtedness for all Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measured by income.

     The Issuer, for value received, hereby promises to pay to the Series 2004-1 Noteholders, the principal sum of ___________________________ ($______________)
pursuant to and in accordance with the terms of the Indenture but no sooner than the earlier to occur of (i) the Expected Payment Date and (ii) an Event of Default and declaration by a majority of the principal amount of the outstanding Series 2004-1 Notes that the principal amount of the Series 2004-1 Notes is immediately due and payable; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on December 15, 2008 (the "Stated Maturity Date"). The Issuer will pay interest on this Note at the rate per annum equal to LIBOR plus 0.07% on each Payment Date on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date) until the principal of this Note is paid in full. Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding the then current Payment Date or, with respect to the first Payment Date, from and including the date hereof to but excluding the first Payment Date. Interest on this Note will be calculated on the basis of the actual number of days elapsed since the Closing Date or the preceding Payment Date divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:                                  WORLD OMNI MASTER OWNER TRUST by Chase
                                        Manhattan Bank USA, National
                                        Association, not in its individual
                                        capacity, but solely as Owner Trustee

                                        By: ____________________________________
                                            Name:
                                            Title:




                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated above and referred to in the within-mentioned Indenture and Series Supplement.

Dated: BNY MIDWEST TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

                                        By: ____________________________________
                                            Authorized Officer

                                 REVERSE OF NOTE

     This Note is one of a duly authorized issue of the Issuer designated as its Series 2004-1, Floating Rate Automobile Dealer Floorplan Asset Backed Notes (herein called the "Series 2004-1 Notes"), all issued under an Amended and Restated Indenture, dated as of April 6, 2000, (such Indenture, as supplemented by a Series Supplement or amended, is herein called the "Indenture"), among the Issuer and BNY Midwest Trust Company, an Illinois trust company, as indenture trustee (the "Indenture Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Series 2004-1 Noteholders. The Notes are governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof), to which Indenture the holder of this Note by virtue of acceptance hereof assents and by which such holder is bound. All capitalized terms used and not otherwise defined in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Issuer in their individual capacities, (ii) any owner of a beneficial interest in the Trust or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Issuer in their individual capacities, any holder of a beneficial interest in the Trust, the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Issuer in their individual capacities, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Issuer have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any instalment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder will not, prior to the date which is one year and one day after the termination of such Indenture with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Seller or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against WODFI LLC, the Trust, the Owner Trust Estate or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of WODFI LLC or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of WODFI LLC, the Trust or the Issuer.

     Each Noteholder, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, unless otherwise required by appropriate taxing authorities, agrees to treat the Notes as indebtedness secured by the Receivables for the purpose of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Series 2004-1 Noteholders under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the principal amount of the outstanding Series 2004-1 Notes. The Indenture also contains provisions permitting the Holders of Notes representing a majority of the principal amount of the outstanding Series 2004-1 Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Series 2004-1 Noteholders.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The term "Payment Date" means the fifteenth day of each calendar month, or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Seller, the Servicer, the Indenture Trustee nor the Issuer in their respective individual capacities, any owner of a beneficial interest in the Trust, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Issuer and the Individual Trustee. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Owner Trust Estate for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

_________________________________


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto____________________________________________________________________________
________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________________, as attorney, to transfer said
Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ______________________________         ______________________________ /1/

                                                   Signature Guaranteed:

_____________________________________         __________________________________





__________________
/1/ NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT B

                    [FORM OF MONTHLY PAYMENT DATE STATEMENT]

                                                                      SCHEDULE 1

                             SERIES 2004-1 ACCOUNTS

Series 2004-1 Reserve Account

     The Bank of New York, NY
     ABA # 021000018
     GLA # 111-565
     TAS # 394244
     REF: World Omni 2004-1 Reserve Account
     Attn: Rob Castle (312) 827-8573

Series 2004-1 Principal Funding Account

     The Bank of New York, NY
     ABA # 021000018
     GLA # 111-565
     TAS # 394245
     REF: World Omni 2004-1 Principal Funding Account
     Attn: Rob Castle (312) 827-8573